EXHIBIT 10.76
                                  ENVIRONMENTAL
                               INDEMNITY AGREEMENT


         This Indemnity Agreement is entered into as of October 10, 1994 by Bailey Corporation ("Bailey"), a Delaware corporation with a principal place of business at 700 Lafayette Road, P.O. Box 307, Seabrook, New Hampshire 03874, Bailey Manufacturing Corporation ("BMC"), a Delaware corporation with a principal place of business at 700 Lafayette Road, P.O. Box 307, Seabrook, New Hampshire 03874 and Bailey Transportation Products, Inc. ("BTP"), a Delaware corporation with a principal place of business at 333 Gore Road, Conneaut, Ohio 44030 ("Bailey", "BMC" and "BTP" are herein referred to collectively as the "Indemnitors") in favor of BayBank (the "Lender" or "Indemnitee") a Massachusetts trust company with its main branch at 7 New England Executive Park, Burlington, MASS 01803.

BACKGROUND AND PURPOSE

         Pursuant to an Amended and Restated Credit Agreement dated as of July 29, 1994 Lender has extended, and may from time to time hereafter extend, financial accommodations to the Indemnitors, including an $8,000,000 term loan and a $12,500,000 revolving, demand credit facility (collectively, the "Loans"). To evidence and secure the borrowings under the term loan and revolving credit, the Indemnitors have executed and delivered to the Lender, the Amended and Restated Credit Agreements, various notes, security agreements and mortgages (together with any amendments thereto, the "Loan Documents") including mortgages (collectively the "Mortgages") on various parcels of real property in New Hampshire, Michigan, Indiana and Ohio as more fully described on Exhibits A-G hereto (the "Property").

         As a condition of its continuing to extend financial accommodations to the Indemnitors, Lender has requested that the Indemnitors supplement certain indemnities previously given and, as expressly and more fully set forth below, indemnify and hold Lender harmless from any Environmental Claim, any Requirements of Environmental Law, and any violation of any Environmental Permit, and all Costs (as the foregoing terms are defined in Exhibit A hereto) relating to the Property. This Agreement is not intended to be, nor shall it be, secured by the Mortgages and is not intended to secure payment of the Loans but rather is an independent obligation of Indemnitors.

DEFINITIONS

         The definitions assigned to capitalized terms used in this Agreement which are not otherwise defined in the text are set forth at the attached
Schedule I.

AGREEMENT

         To induce the Lender to continue to extend financial accommodations to the Indemnitors and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby covenant and agree as follows:

         1.       Indemnification.

                  (a) Indemnitors shall protect, defend, indemnify, and hold harmless Lender, its officers, directors, shareholders, agents and employees and their respective heirs, legal representatives, successors and assigns (Lender and all such other persons and entities being referred to herein individually as an "Indemnitee" and collectively as "Indemnitees") from and against all Costs which may be imposed upon the Property, the Indemnitees, or any of them, arising out of or in connection with (i) Requirements of Environmental Law; (ii) Environmental Claims; (iii) the failure of Indemnitors, or any other party directly or indirectly connected with the Property, or affiliated with Indemnitors having any control over or responsibility for the use and operation of the Property to obtain, maintain or comply with any Environmental Permit and/or (iv) the presence, existence or threat of release of Hazardous Materials at, on, about, under, within or in connection with the Property.

                  (b) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") is required under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or non-governmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release or threat of release of Hazardous Materials in or into the air, soil, ground water, surface water or soil, vapor at, on, about, under, within the Property (or any portion thereof), Indemnitors shall within thirty (30) days after written demand for performance thereof by any Indemnitee or by any federal, state, local or other governmental agency (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), promptly commence, or cause to be commenced, and thereafter diligently prosecute to completion, all such Remedial Work. All Costs related to such Remedial Work shall be paid by Indemnitors including, without limitation, Costs incurred by any Indemnitee in connection with monitoring or review of such Remedial Work. In the event Indemnitors shall fail to promptly commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed and all Costs shall become an Environmental Claim hereunder.

                  (c) The obligation to indemnify created under this Agreement shall survive (i) payment in full and cancellation of any notes evidencing the Loans, (ii) satisfaction, assignment or reconveyance of the Mortgages and release of other security provided in connection with the Loans; (iii) foreclosure of any of the Mortgages and other security instruments; (iv) acquisition of the Property by Lender; and (v) transfer of all Lender's rights in the Loans and the Property.

                  (d) Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which any Indemnitee may have against Indemnitors or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. ss.9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all rights being hereby expressly reserved.

         2.       Notice of Actions.

                  (a) Indemnitors shall give immediate written notice to Lender of: (i) any proceeding, inquiry, notice, or other communication to it or of which it has knowledge by or from any governmental or non-governmental entity regarding the presence or suspected presence of any unpermitted Hazardous Material at, on, about, under within or in connection with the Property or any migration thereof from or to the Property; (ii) any actual or alleged violation of any Requirements of Environmental Law; (iii) all Environmental Claims; (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could reasonably cause the Property or any part thereof to be subject to any restrictions on ownership, occupancy, transferability, or use, or subject the owner or any person having any interest in the Property to any liability, penalty, or disability under any Requirements of Environmental Law; and (v) the receipt of any notice or discovery of any information regarding any actual, alleged, or potential spillage, seepage, release, discharge, disposal or any other presence or existence of any Hazardous Material at, on, about, under, or within the Property.

                  (b) Immediately upon receipt of the same, Indemnitors shall deliver to Lender copies of any and all Environmental Claims, and any and all orders, notices, permits, applications, reports, and other communications, documents, and instruments pertaining to the actual, alleged, or potential presence or existence of any unpermitted Hazardous Material at, on, about, or within the Property.

                  (c) Indemnitors shall not object to Lender seeking to to join and participate in, as a party if it so elects, any legal proceedings or actions in connection with the Property involving any Environmental Claim, any Hazardous Material or Requirements of Environmental Law.

         3.       Procedures Relating to Indemnification.

                  In any circumstance in which this Agreement applies, Lender may, but shall not be obligated to, following the occurrence of an Event of Default under the Loan Documents employ its own legal counsel and consultants to investigate, prosecute, negotiate, or defend any such Environmental Claim and Lender shall have the right to compromise or settle the same without the necessity of showing actual liability therefor and, provided at such time that Indemnitors are in material default under the Loan Documents, without the consent of Indemnitors. Indemnitors shall promptly upon written request of Lender reimburse Lender for all Costs incurred by Lender, including the amount of all Costs of settlements entered into by Lender.

         4. Binding Effect. This Agreement shall be binding upon the Indemnitors, their respective successors and assigns and shall inure to the benefit of the Indemnitee and its successors and assigns, including as to Lender, without limitation, any holder of any notes evidencing Loans and any affiliate of Lender which acquires all or part of the Property by any sale, assignment, deed in lieu of foreclosure, foreclosure under the Mortgage, or otherwise. The obligations of Indemnitors under this Agreement shall not be assigned without the prior written consent of Lender, which consent may be given or withheld in the sole discretion of Lender.

         5. Liability of Indemnitor. The liability of each party comprising the Indemnitors shall be joint and several. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by the provisions of the Mortgages or any note or any of the other documents evidencing or securing the Loans, or any amendment, modification, extension or renewal thereof. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by any sale, assignment, or foreclosure of any note evidencing the Loans or the Mortgage or any sale or transfer of all or any part of the Property or any interest therein. No delay on the Lender's part in acting under this Indemnity shall operate as a waiver of any of the Lender's rights hereunder. No waiver hereunder by the Lender in any instance shall constitute a waiver in any other instance.

         6. Waiver. Indemnitors waive any right or claim of right to cause a marshalling of the assets of Indemnitors or to cause Lender to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitors; Indemnitors agree that any payments required to be made hereunder shall become due on demand; to the extent permitted by applicable law, Indemnitors expressly waive and relinquish all rights and remedies accorded by applicable law to indemnitor or guarantors, except any rights of subrogation that Indemnitors may have; provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts or omissions of Lender.

         7. Notices. All notices, consents, approvals, elections and other communications (collectively "Notices") hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail, overnight delivery or courier service to the parties at the addresses set forth at the beginning of this Agreement (or at such other addresses as shall be given in writing by any party to the others) with copies to each parties counsel as follows:

         In the case of Bailey, BMC or BTP:

                  Alan L. Reische, Esq.
                  Sheehan, Phinney, Bass & Green
                  P.O. Box 3701
                  1000 Elm Street
                  Manchester, NH 03105--3701

         In the case of Lender:

                  Jon D. Schneider, P.C.
                  Goodwin, Procter & Hoar
                  Exchange Place
                  Boston, MA 02109


         8. Attorneys' Fees. In the event that any Indemnitee brings or otherwise becomes a party to any suit or other proceeding (including, without limitation, any administrative proceedings) with respect to the subject matter or enforcement of this Agreement, such Indemnitee shall, in addition to such other relief as may be awarded, be entitled to recover from Indemnitors attorneys' fees, expenses and costs of investigation as are actually incurred (including, without limitation, reasonable attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 U.S.C. ss.101 et seq., or any successor statutes).

         9. Governing Law. This Agreement and the rights and obligation of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts
("State"). Indemnitors hereby irrevocably submit to the non-exclusive jurisdiction of any federal court or state court of general jurisdiction sitting in Massachusetts over any suit, action or proceeding, Service of process may be made by certified or registered mail, return receipt requested, directed to Indemnitors at the address indicated in Section 7 hereof, and service so made shall be complete five (5) days after the same shall have been so mailed.

         10. Successive Actions. A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter indemnified by Indemnitors under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitors hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

         11. Partial Invalidity. If any provision of this Agreement shall be determined to be unenforceable in any circumstances by a court of competent jurisdiction, then the balance of this Agreement shall be enforceable nonetheless, and the subject provision shall be enforceable in all other circumstances.

         12. Interest on Unpaid Amounts. All amounts required to be paid or reimbursed to any Indemnitee hereunder shall bear interest from the date of expenditure by such Indemnitee or the date of written demand to Indemnitors hereunder, whichever is later, until paid to Indemnitee(s). The interest rate shall be the lesser of (a) a rate per annum equal to the rate announced by the Lender from time to time as its "prime rate" plus 5% or (b) the maximum rate then permitted for the parties to contract for under applicable law.

         IN WITNESS WHEREOF, Indemnitors have executed this Agreement under seal as of the date first set forth above.

                                     Bailey Corporation.

                                     By:  /s/ Leonard J. Heilman
                                     Its:  Executive Vice President - Finance

                                     Bailey Manufacturing Corporation

                                     By: /s/ Leonard J. Heilman
                                     Its:  Executive Vice President - Finance

                                     Bailey Transportation Products, Inc.

                                     By: /s/ Leonard J. Heilman
                                     Its:  Senior Vice President - Finance


                                   SCHEDULE 1

                             TO INDEMNITY AGREEMENT

         Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  (a) "Costs" shall mean all liabilities, losses, costs, damages, (including consequential damages), expenses, claims, attorneys' fees, experts' fees, consultants' fees and disbursements of any kind or of any nature whatsoever. For the purposes of this definition, such losses, costs and damages shall include, without limitation, remedial, and related costs, expenses, losses, damages, penalties, fines, obligations, defenses, judgments, suits, proceedings and disbursements.

                  (b) "Environmental Claim" shall include, but not be limited to, any claim, demand, action, cause of action, suit, loss, costs, damage, fine, penalty, expense, liability, judgment, proceeding, or injury, whether threatened, sought, brought, or imposed, that seeks to impose costs or liabilities for (i) noise; (ii) pollution or contamination of the air, surface water, ground water, or soil; (iii) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation; (iv) exposure to Hazardous Materials; (v) the manufacture, processing, distribution in commerce, use, or storage of Hazardous Materials; (vi) injury or death of any person or persons directly or indirectly connected with Hazardous Materials directly or indirectly related to the Property; (vii) destruction or contamination of any property directly or indirectly connected with Hazardous Materials and directly or indirectly related to the Property; or (viii) any and all penalties directly or indirectly connected with Hazardous Materials and directly or indirectly related to the Property. The term "Environmental Claim" also includes (i) the costs of removal of any and all Hazardous Materials from all or any portion of the Property, (ii) costs required to take necessary precautions to protect against the release of Hazardous Materials at, on, in, about, under, within, near or in connection with the Property in or into the air, soil, surface water, ground water, or soil vapor, any public domain, or any surrounding areas, and
(iii) costs incurred to comply, in connection with all or any portion of the Property, with all applicable laws with respect to Hazardous Materials, including any such laws applicable to the work referred to in this sentence. "Environmental Claim" also means any asserted or actual breach or violation of any Requirements of Environmental Law, or any event, occurrence, or condition as a consequence of which, pursuant to any Requirements of Environmental Law, (i) Indemnitors, Lender, or any owner, occupant, or person having any interest in the Property shall be liable or suffer any disability, or (ii) the Property shall be subject to any restriction on use, ownership, transferability, or (iii) any Remedial Work shall be required.

                  (c)   "Environmental   Permit"  means  any  permit,   license,
approval, or other authorization with respect to any activities, operations, or businesses conducted on or in relation to the Property under any applicable law, regulation, or other requirement of the United States or any state, municipality, or other subdivision or jurisdiction related to pollution or protection of health or the environment, or any private agreement (such as covenants, conditions and restrictions), including laws, regulations or other requirements relating to emissions, discharges, or releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or soil, or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transportation, or handling of Hazardous Materials directly or indirectly related to the Property.

                  (d)  "Hazardous Materials" shall include the following:

                           (i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. ss.9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) ("SARA"), the Resource
         Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 et seq.) ("RCRA"), the Toxic Substance Control Act of 1976 ("TSCA"), and the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended;

                           (ii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                           (iii) Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss.1251 et seq. (33 U.S.C. ss.1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss.1317); (E) flammable explosives; or (F) radioactive materials; and

                           (iv) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

                  (e) "Requirements of Environmental Law" means all requirements of environmental or ecological laws or regulations or controls related to the Property, including all requirements imposed by any law, rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, or any private agreement (such as covenants, conditions and restrictions), which relate to (i) noise; (ii) pollution or protection of the air, surface water, ground water, or soil; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; (iv) exposure to Hazardous Materials; or (v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

                                    EXHIBIT A


         A certain tract of land, with the buildings and improvements thereon, situated in Seabrook, Rockingham County, New Hampshire and shown as Lot 8-55 on a plan entitled "Boundary Plan of Land, USM Corporation, Seabrook, N.H.," Scale:
1' = 100", dated May 27, 1982, as revised July 28, 1982, prepared by Thomas F. Moran, Inc. and recorded in the Rockingham County Registry of Deeds as Plan No. D-10999.

         Excepting and reserving therefrom the following property:

         (1) the premises conveyed to the State of New Hampshire by deed dated January 5, 1984 and recorded in the Rockingham County Registry of Deeds at Book 2477, Page 1526;

         (2) the premises conveyed to Nelson J. Murray and Susan L. Murray by deed dated February 24, 1987 and recorded in the Rockingham County Registry of Deeds at Book 2663, Page 627; and

         (3) the premises conveyed to the Seabrook Housing Authority by deed dated August 23, 1989 and recorded in the Rockingham County Registry of Deeds at Book 2805, Page 1087.

                                    EXHIBIT B

TRACT 1

Being a part of the Southwest Quarter of Section 14, Township 4 North, Range 10 East located in Madison Township of Jefferson County, Indiana described as follows:

Commencing at a brass pin (found) at the southwest corner of the Southwest Quarter of Sec. 14, T4N, R10E; thence South 86 degrees 00 minutes 45 seconds East (grid) bearing relative to the Indiana State Plane Coordinate System, East
Zone), 3.96 feet with the south line of Section 14 to a point in the centerline of Michigan Road (formerly U.S. Highway 421, formerly State Highway # 29) and the ACTUAL POINT OF BEGINNING; (said point being on a circular curve from which the radius point of said curve bears South 88 degrees 34 minutes 25 seconds East, 8594.37 feet); thence northerly on said centerline and a circular curve having a central angle of 01 degrees 59 minutes 05 seconds, radius 8594.37 feet, arc length 297.69 feet and chord bearing North 02 degrees 25 minutes 07 seconds East, 297.67 feet to a point; thence South 88 degrees 46 minutes 44 seconds East (South 86 degrees 46 minutes 44 seconds East by Deed), 50.04 feet to a Re-bar found on the east right-of-way of Michigan Road; thence continuing South 88 degrees 46 minutes 44 seconds East (South 86 degrees 46 minutes 44 seconds East by Deed), 300.00 feet to a Re-bar found; thence North 04 degrees 00 minutes 50 seconds East 176.00 feet to Re-bar found at the south line of the Faith Lutheran Church property; thence South 88 degrees 46 minutes 44 seconds East (South 86 degrees 46 minutes 44 seconds East by Deed), 180.16 feet to a steel T-bar; thence South 00 degrees 39 minutes 50 seconds West 469.95 feet to a steel T-bar on the north right-of-way line of Ivy Tech Drive (formerly Satan Lane); thence South 00 degrees 39 minutes 50 seconds West 30.05 feet to the section line; thence North 86 degrees 00 minutes 45 seconds West 550.49 feet to the point of beginning.

This  tract   contains   4.6451  acres  (with  0.3431  acres  lying  inside  the
right-of-way of Michigan Road and 0.3445 acres lying inside the right-of-way of Ivy Tech Drive (formerly Satan Lane).

TRACT 2

A part of the Southwest Quarter of Section 14, Township 4 North, Range 10 East located in Madison Township of Jefferson County, Indiana also being a part of Lot No. 1 in Ringwald Addition, the plat of which is recorded in Plat Book 1, Page 12A., in the Recorder's Office, Jefferson County, Indiana, described as follows:

Commencing at the northwest corner of said lot; thence South along the West line of said lot and the East right-of-way line of Michigan Road a distance of 176 feet to a point thence East a distance of 300 feet to a point; thence North a distance of 176 feet to a point; thence West 300 feet to the place of beginning.

Which real estate has been found by survey to be more accurately described as follows:

Being a part of the Southwest Quarter Section 14, Township 4 North, Range 1 Madison Township, Jefferson County, Indiana described as follows:

Commencing at a brass pin (found) at the Southwest Corner of the Southwest Quarter of Section 14, T4N, R10E; thence South 86 degrees 00 minutes 45 seconds East (grid bearing relative to the Indiana State Plane Coordinate System-East
Zone), 3.96 feet with the South line of Section 14 to a point in the centerline of Michigan Road (formerly U.S. Highway # 421, formerly State Highway # 29), said point being on a circular curve from which the radius point of said curve bears South 88 degrees 34 minutes 25 seconds East 8594.37 feet; thence northerly on said centerline and a circular curve having a central angle of 01 degrees 59 minutes 05 seconds radius 8594.37 feet; arc length 297.69 feet and chord bearing North 02 degrees 25 minutes 07 seconds East 297.67 feet to a point on said curve from which the radius point bears South 86 degrees 35 minutes 20 seconds East 8594.37 feet and the ACTUAL POINT OF BEGINNING; thence continuing on said circular curve having a central angle of 01 degrees 10 minutes 24 seconds, radius 8594.37 feet, arc length 176.01 feet and chord bearing North 03 degrees 59 minutes 52 seconds East 176.01 feet to a point from which the radius point bears South 85 degrees 24 minutes 57 seconds East 8594.37 feet; thence South 88 degrees 46 minutes 44 seconds East (South 86 degree 46 minutes 44 seconds East by Deed) 50.09 feet to a steel T-bar at the intersection of the North line of Lot # 1 of the Ringwald Addition, see Plat Book 2, Page 17, and the easterly right-of-way of Michigan Road; thence continuing with the north line of Lot # 1 of Ringwald Addition South 88 degrees 46 minutes 44 seconds East (South 86 degrees 46 minutes 44 seconds East by Deed) 300.00 feet to steel T-bar; thence South 04 degrees 00 minutes 55 seconds West 176.00 feet to a Re-bar; thence North 88 degrees 46 minutes 44 seconds West (North 86 degrees 46 minutes 44 seconds West by Deed) 300.00 feet to a Re-bar found thence continuing North 88 degrees 46 minutes 44 seconds West (North 86 degrees 44 minutes 44 seconds West by Deed) 50.04 feet to a northwest corner of the first tract described above and the point and place of beginning of this tract.

This tract contains 1.212 acres along with 0.202 acres lying inside of the right-of-way of Michigan Road for a total of 1.414 acres.

                                    EXHIBIT C


Land in the City of Hillsdale, County of Hillsdale and State of Michigan, described as follows:

PARCEL A:

A parcel  of land  being a part of the  Southwest  1/4 of the  Northeast  1/4 of
Section 26, Township 6 South, Range 3 West, City of Hillsdale, Hillsdale County, Michigan, including a part of Lot 157, Clover Hill Addition, being part of the West 1/2 of the Northeast 1/4 of Section 26, Town 6 South, Range 3 West, according to the Plat thereof as recorded in Liber 2 of Plats, Page 36, Hillsdale County Records, described as:

Commencing at the center of said Section 26; thence East along the East-West 1/4 line of said Section 26, 337.00 feet; thence North 00"34'10" East, 33 feet to the point of beginning; thence continuing North 00"34'10" East, along the East line of Superior Street (being 66 feet wide), 847.30 feet; thence South 60"05'51" East, 320.77 feet; thence South 00"34'10 West, 37.85 feet; thence South 60"05'51" East, 22.93 feet; thence North 89"09'09" East, 280.00 feet;
thence South 00"16'10" West, 310.63 feet; thence along the arc of a curve concave Southerly (Curve Data: Delta = 05"47'26", Radius = 3786.83', Arc = 382.72', Chord = 382.56', Tan = 191.52', Chord Bearing = South 76"15'14" East)
382.72 feet to the West line of Wolcott Street (being 66 feet wide); thence South 76"15'16" West, along the West side of Wolcott Street, 67.04 feet; thence along the arc of a curve concave Southerly (Curve Data: Delta = 06"59'22", Radius = 3852.83', Arc = 470.01', Chord = 469.72', Tan = 233.23', Chord Bearing
= North 75"49'53" West),  470.01 feet;  thence South 00"16'10" West, 288.58 feet to the North line of Bacon Street (being 66 feet wide); thence West along the North line of Bacon Street, 215.58 feet; thence North 00"34'10" East, 178.25 feet; thence West 144.92 feet; thence South 00"34'10" West, 178.25 feet to the North line of Bacon Street; thence West along the North line of Bacon Street,
138.08 feet to the point of beginning.

PARCEL B:

A parcel  of land  being a part of the  Southwest  1/4 of the  Northeast  1/4 of
Section 26, Township 6 South, Range 3 West, City of Hillsdale, Hillsdale County, Michigan, including a part of Lot 157, Clover Hill Addition, being part of the West 1/2 of the Northeast 1/4 of Section 26, Town 6 South, Range 3 West, according to the Plat thereof as recorded in Liber 2 of Plats, Page 36, Hillsdale County Records, described as:

Commencing at the center of said Section 26; thence East along the East-West 1/4 line of said Section 26, 271.00 feet; thence North 00"34'10" East, along the West line of Superior Street (being 66 feet wide), 631.43 feet to the North line of the New York Central Railroad right of way (being 100 feet wide) the point of beginning; thence North 66"57'11" West, along the North line of said New York Central Railroad, 293.27 feet; thence North 00"34'10" East, 153.00 feet; thence North 89"09'09" East, 271.07 feet to the West line of said Superior Street; thence South 00"34'10" West, along the West line of said Superior Street, 271.82 feet to the point of beginning.

PARCEL C:

CLOVERHILL ADDITION - FIRST WARD: Lots 57, 58, 59, 60, 61, 62, 63 and 64, part of Hayward prop. on Marion Street according to the plat thereof.

                                    EXHIBIT D

A part of the Southwest Quarter and a part of the Northwest Quarter of Section 10, Township 23 North, Range 10 East; also a part of the Southeast Quarter and a part of the Northeast Quarter of Section 9, Township 23 North, Range 10 East in Licking Township, Blackford County, Indiana, described as follows:

Beginning at a point on the South line of the Northwest Quarter of Section 10, Township 23 North, Range 10 East, said point being North 89 degrees 50 minutes 07 seconds East 40.00 feet (assumed bearing) from the Southwest corner of said Quarter Section; thence North 00 degrees 00 minutes 00 seconds 50.00 feet parallel with the West line of said Quarter Section; thence North 89 degrees 50 minutes 07 seconds East 595.00 feet, thence North 00 degrees 00 minutes 00 seconds 945.57 feet to the South line of McDonald Street; thence North 89 degrees 56 minutes 11 seconds West 595.00 feet to a point 40 feet East of the West line of said Quarter Section; thence South 00 degrees 00 minutes 00 seconds
248.35 feet to a point on the Southerly right-of-way line of Maynard Street extended East; thence North 90 degrees 00 minutes 00 seconds West 530.50 feet along said right-of-way line into the Northeast Quarter of Section 9, Township 23 North, Range 10 East to the center line of the railroad switch to the Bathey Manufacturing Company; thence South 00 degrees 02 minutes 06 seconds West 585.77 feet along said center line to the point of beginning of a curve, said point being North 89 degrees 57 minutes 54 seconds West 649.74 feet from the radius of said curve; thence Southeasterly 460.26 feet along said curve to a point that is South 49 degrees 26 minutes 54 seconds West 649.74 feet from the radius of said curve, said point being where said curve intersects the Northerly right-of-way line of a railroad (formerly the Pittsburg, Cincinnati & St. Louis Railroad); thence South 64 degrees 43 minutes 51 seconds East 426.87 feet along said Northerly line to a point, said point being in the Southwest Quarter of Section 10, Township 23 North, Range 10 East and being 40 feet Easterly from the West line of said Quarter Section; thence North 01 degrees 28 minutes 00 seconds West
441.05 feet to the point of beginning.

                                    EXHIBIT E

                                Legal Description

PARCEL A:

Situated in the City of Lancaster, County of Fairfield, State of Ohio and more particularly described as follows:

         Being a part of the east half of Section 4, township 14 (Berne), range 18, bounded and beginning at an iron pipe which is first north with the section line, being also the centerline of Quarry Road, 1275.32 feet (by previous description), thence west 1712.40 feet, from the southeast corner of said section 4; thence continuing west 874.40 feet to an iron pipe: thence with the south right-of-way line of the Penn-Central Railroad north 0(degree)-31' west
852.00 feet to an iron pipe; thence with the south right-of-way line of the Penn-Central Railroad north 78(degree) 24' east 884.60 feet to an iron pipe; thence south 0(degree)-53' east 1029.58 feet to the place of beginning.

PARCEL NUMBER 053-58033-00

PARCEL B:

Situated in the City of Lancaster, Ohio, and more particularly bounded and described as follows:

         Being a part of the east half of Section 4, Township 14, Range 18, Berne Township, Fairfield County, Ohio. Beginning, for reference at the southeast corner of Section 4, T. 14, R 18 Berne Township; Thence with the east line of said section (by previous description) North a distance of 1275.30 feet to a railroad spike; Thence leaving the east line of said section West a distance of 1562.40 feet to a 5/8" iron pin said iron pin being the principal place of beginning of the tract herein described; Thence West a distance of
150.00 feet to an iron pipe found on the southeast corner of an 18.82 acre tract from which an iron pipe found on the half section line at the southwest corner of said 18.82 acre tract bears West a distance of 874.40 feet; Thence with the east line of said 18.82 acre tract, North 0" 53' West a distance of 1029.58 feet to an iron pipe found at the northeast corner of said 18.82 acre tract on the south right of way line of the Penn-Central Railroad; Thence with the south right of way line of said railroad, North 78(degree) 24' East a distance of
152.64 feet to a point; Thence leaving said right of way line, South 0(degree) 53' East, passing through a 5/8" iron pin set at 30.70 feet, going a total distance of 1060.28 feet to the principal place of beginning.

PARCEL NUMBER 053-50030-20

                                    EXHIBIT F


The following real estate in the Southeast Quarter of Section 20, Township 23 North, Range 14 East, Second Principal Meridian, Wayne Township, Jay County, Indiana, including Lots Numbered 138 thru 163 inclusive located in the Original plat of South Portland, now City of Portland, Indiana.

ALSO, including the G.R. and I. Railroad ground and the acreage West of the railroad right of way as described and including proposed Third Street extension dedicated to the City of Portland, Indiana. ALSO, vacated alleys and streets.

Commencing at an iron axle found at the Northwest corner of Lot No. 157 of the Town of South Portland, Indiana, where it intersects the East line of the G.R. and I. Railroad and the South line of the L.E. and W. railroad for the point of beginning; thence South 32 degrees 17 minutes 50 seconds East (assumed bearing) along the South right of way line of the L.E. and W. railroad a distance of
230.82 feet to an iron pin on the West line of Bridge Street a distance of 1317.61 feet to the Southwest corner of Lot No. 138; thence South 89 degrees 35 minutes 10 seconds West along the South line of Lot No. 138 a distance of 148.00 feet to an iron pin at the Southeast corner of Lot No. 138 a distance of 148.00 feet to an iron pin at the Southeast corner of Lot No. 163; thence South 89 degrees 35 minutes 10 seconds West along the North line of an alley a distance of 123.73 feet to the Southwest corner of Lot No. 162, being the East right of way line of the G.R. and I. Railroad; thence South 05 degrees 32 minutes 10 seconds West along the East right of way line of the G.R. and I. Railroad a distance of 181.30 feet to an iron pin on the South line of the Southeast Quarter of Section 20; thence North 89 degrees 45 minutes 54 seconds West along the South line of the Southeast Quarter of Section 20 a distance of 140.30 feet to an iron pin; thence North 05 degrees 32 minutes 08 seconds East a distance of
280.00 feet to an iron pin; thence North 89 degrees 45 minutes 54 seconds West parallel to the South line of the Southeast Quarter of Section 20 a distance of
135.00 feet to an iron pin; thence North 05 degrees 30 minutes 09 seconds East a distance of 1011.93 feet to an iron pin on the South line of vacated Union Street; thence South 89 degrees 48 minutes 52 seconds East along the South line of vacated Union Street where it intersects the West right of way line of the G.R. and I. Railroad a distance of 175.60 feet to an iron pin; thence North 05 degrees 32 minutes 08 seconds East along the West line of said Railroad right of way a distance of 667.21 feet to an iron pin; North 15 degrees 54 minutes 54 seconds West along the West right of way line of said railroad a 54 minutes 54 seconds West along the West right of way line of said railroad a distance of
61.00 feet to an iron pin; thence North 50 degrees 08 minutes 11 seconds East along the West right of way line of said railroad a distance 61.00 feet to an iron pin; thence North 05 degrees 32 minutes 08 seconds East along the West right of way line of said railroad a distance of 108.20 feet to an iron pin; thence South 77 degrees 57 minutes 45 seconds East a distance of 100.52 feet to an iron pin on the East right of way line of said railroad; thence South 05 degrees 32 minutes 10 seconds West along the East right of way line of said railroad a distance of 305.27 feet to the place of beginning.

TOGETHER WITH, those portions of vacated alleys and streets appurtenant to said real estate as vacated by Ordinance of Vacation 1989-8, recorded March 30, 1990, in Deed Record 77, Page 762.

                                    EXHIBIT G

                             TO INDEMNITY AGREEMENT


                                   [Reserved]